Confirmation of Rescission of (i) Asset
                      Purchase Agreement (the "Agreement")
                          dated as of May 1,1998 among
         Hamilton jewelry, Inc., Oldco Bijoux, Inc. and KJL Vegas, Inc.
        (collectively "Sellers") arid Ciro International, Inc. ("Buyer")
            and of (ii) the purchase transaction (the "Transaction")
                             consummated thereunder.


     The undersigned, being all of the parties to the Agreement and the Transaction, hereby confirm that they have rescinded the Agreement and the Transaction ab initio to the effect that the Agreement and the Transaction never took place. In confirmation of the foregoing, the parties agree:

     1. Any and all documents executed by any of the parties with respect to the Agreement or the Transaction are canceled, ab initio, and are null and void, and each party agrees to return to the other any documents executed and delivered by such other party with respect to the Agreement or the TransactIon.

     2.  Any and all  activities  with  respect  to the  jewelry  business  (the
"Jewelry Business") and assets covered by the Agreement and the Transaction including but not limited to purchases, sales, receipts, disbursements, assets, liabilities, etc. whIch may have been done in the name of the Buyer shall be assumed by the Sellers and, for all purposes, be deemed purchases, sales, receipts, disbursements, assets, liabilities, etc. of the Sellers, and Sellers agree and are authorized to take such reasonable steps as are necessary in the name of the Buyer or otherwise to confirm and accomplish the foregoing. In furtherance thereof, Sellers hereby agree to indemnify and save Buyer harmless from and against all claims of whatever nature or description relating to the assets and business of the Sellers from and after May 1, 1998 and shall reimburse the Buyer for all cost and expense including reasonable attorney fees to defend any such claim, provided Buyer first gives Sellers written notice of, and opportunity to defend, any such claim.

     3. Each of the parties hereto shall take such reasonable steps as may be requested by any of the other parties to confirm and accomplish the rescission, ab initio, of the Agreement and the Transaction.

     4. In furtherance of the Agreement and the Transaction, the Buyer has heretofore advanced to the Sellers and/or for the purposes of the Jewelry Business the approximate sum of $300,000.00, which sum shall be repaid by Sellers to Buyer as per separate agreement to be negotiated by the parties.

     5. Except as is set forth in this Confirmation of Rescission, the separate agreement for the repayment of the $300,000.00, royalty arrangements concerning use of the Ciro trademark and lease purchase agreement with respect to the lease for the Ciro shop at Caesar's Palace Hotel, the Sellers and the Buyer each hereby release and discharge the other and their respective officers, directors, agents, servants and employees from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against any such other, such party, its successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof.

     6. This Confirmation of Rescission may not be changed orally but only by a writing signed by the party to the charged with any such change.


Dated: December 23, 1998


                                                        HAMILTON JEWELRY, INC.

                                                        By /s/ [ILLEGIBLE]
                                                           ---------------------


                                                        OLDCO BIJOUX, INC.

                                                        By /s/ [ILLEGIBLE]
                                                           ---------------------


                                                        KJL VEGAS, INC

                                                        By /s/ [ILLEGIBLE]
                                                           ---------------------


                                                        CIRO INTERNATIONAL, INC.

                                                          By /s/ [ILLEGIBLE]
                                                             -------------------